UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy
Bakersfield, California 93308
(Address of principal executive offices, including zip code)

(661) 742-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On April 16, 2025, Global Clean Energy Holdings, Inc. (“GCEH,” and together with certain of its direct and indirect subsidiaries, the “Company”), entered into a Restructuring Support Agreement (the “Restructuring Support Agreement” and the parties thereto, the “Consenting Stakeholders”) with (i) certain holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold claims under that certain Credit Agreement, dated as of June 25, 2024 (as amended, restated, amended and restated, modified or supplemented from time to time consistent with the terms thereof, the “RCF Credit Agreement,” and the secured claims thereunder, the “RCF Claims”) by and among Bakersfield Renewable Fuels, LLC as borrower, BKRF OCB, LLC and BKRF OCP, LLC as guarantors, the lenders party thereto and Vitol Americas Corp. as administrative agent and collateral agent; (ii) certain holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold claims under that certain Credit Agreement, dated as of May 4, 2020 (as amended, restated, amended and restated, modified or supplemented from time to time consistent with the terms thereof, the “Term Loan Credit Agreement,” and the secured claims thereunder, the “Term Loan Claims”) by and among BKRF OCB, LLC as borrower, BKRF OCP, LLC and Bakersfield Renewable Fuels, LLC as guarantors, the lenders party thereto and Orion Energy Partners TP Agent, LLC as administrative agent and collateral agent; and (iii) CTCI Americas, Inc. (“CTCI”). The transactions contemplated in the Restructuring Support Agreement and that certain term sheet attached thereto (the “Restructuring Term Sheet”) are expected to be implemented through a pre-arranged chapter 11 process (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

The Restructuring Support Agreement and the proposed pre-arranged plan of reorganization (the “Plan”) contemplate certain transactions (the “Restructuring Transactions”) to restructure the existing indebtedness of, and interests in, the Company, as supported by the Consenting Stakeholders and the Company parties listed on Exhibit A of the Restructuring Support Agreement (the “Company Parties”). Specifically, the Restructuring Support Agreement and the Plan provide, in pertinent part, as follows:

●	the holder of RCF Claims will provide a priming, senior secured, superpriority debtor-in-possession revolving credit facility in the aggregate principal amount of up to $100.0 million to Bakersfield Renewable Fuels, LLC (the “DIP RCF Facility”), comprising of (i) revolving loans advanced on an interim basis pursuant to a “creeping” roll-up and conversion of the RCF Claims into loans under the DIP RCF Facility; (ii) a roll up of approximately $27.8 million of certain tranche D Term Loan Claims; and (iii) roll up of all remaining RCF Claims into loans under the DIP RCF Facility pursuant to a final order of the Bankruptcy Court (the “Final DIP Order”) with respect to the DIP Facilities (as defined below);

●	the holders of Term Loan Claims will provide, on an aggregate basis, a superpriority, priming secured debtor-in-possession credit facility in the aggregate principal amount of $75.0 million to GCEH, comprising of (i) $25.0 million in new money term loans, and (ii) subject to entry of the Final DIP Order, a roll up of $50.0 million of certain Tranche D Term Loan Claims ((i) and (ii) collectively, the “DIP Term Loan Facility”);

●	CTCI entered into a contract with Bakersfield Renewable Fuels, LLC pursuant to which it agreed to make payments on behalf of Bakersfield Renewable Fuels, LLC to pay for goods and services in connection with the project and related refining facilities, including the payment (or reimbursement) of certain invoices for an aggregate amount up to $75.0 million for which Bakersfield Renewable Fuels, LLC must ultimately reimburse CTCI (the “DIP EPC Agreement,” and together with the DIP RCF Facility and the DIP Term Loan Facility, the “DIP Facilities”; the lenders thereto, the “DIP Lenders”);

●	on and after the Plan Effective Date, the Company (as reorganized, “Reorganized GCEH”) will issue equity interests consisting of (i) preferred units to the holders of Term Loan Claims and CTCI as follows: (a) 4/9ths (44.4%) to holders of Term Loan Claims and (b) 5/9ths (55.6%) to CTCI; and (ii) 100% of common units (the “New Common Stock”) to holders of Term Loan Claims. Additionally, on and after the Plan Effective Date, the Reorganized Debtors shall incur the exit facilities and issue the takeback debt (the “Takeback Debt”) on the terms set forth in Exhibit C to the Restructuring Term Sheet; and

●	all of the Company’s existing common stock and other equity interests will be canceled without any distributions to the holders of such common stock and other equity interests on account thereof.

The Restructuring Support Agreement includes certain milestones for the progress of the Chapter 11 Cases, which include the dates by which the Company is required to, among other things, obtain certain court orders and consummate the transactions contemplated therein. Failure to meet these milestones allows the Restructuring Support Agreement to be terminated by the holder of RCF Claims or the holders of Term Loan Claims. In addition, the signatories to the Restructuring Support Agreement have the right to terminate the Restructuring Support Agreement under certain circumstances, including if the board of directors of GCEH (the “Board”) determines in good faith that performance under the Restructuring Support Agreement would be inconsistent with its fiduciary duties as set forth therein. The Plan remains subject to Bankruptcy Court approval and the satisfaction of certain conditions precedent. Accordingly, no assurance can be given that the transactions described in the Restructuring Support Agreement or the Plan will be consummated.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to its full text, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Debtor-in-Possession Financing

The information set forth under the heading “Debtor-in-Possession Financing” in Item 1.03 below is hereby incorporated by reference into this Item 1.01.

Amended & Restated Supply and Offtake Agreement

On April 17, 2025, Bakersfield Renewable Fuels, LLC (“BKRF”), a wholly-owned subsidiary of the Company, and Vitol Americas Corp. (“Vitol”) amended and restated that certain Supply and Offtake Agreement, dated as of June 25, 2024, by and between BKRF and Vitol (the “SOA”), to reflect the Chapter 11 Cases and align certain provisions of the SOA with the definitive documentation governing the DIP RCF Facility.

The foregoing description of the SOA does not purport to be complete and is qualified in its entirety by reference to its full text, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On April 16, 2025, the Company filed a petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court. Concurrently, the Company filed a pre-arranged chapter 11 plan of reorganization (the “Plan”) with the Bankruptcy Court.

The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Additional information about the Chapter 11 Cases may be obtained at https://dm.epiq11.com/GCEHoldings.

Debtor-in-Possession Financing

GCEH has secured commitments from certain of the DIP Lenders (the “DIP Commitments”), to provide approximately $250.0 million in new funding under the DIP Facilities, comprised of $100.0 million under the DIP RCF Facility, $75.0 million under the DIP Term Loan Facility and up to $75.0 million under the DIP EPC Agreement. Upon entry of the Final DIP Order by the Bankruptcy Court, the full amount of the DIP Commitments shall be available to the applicable subsidiaries of GCEH to draw upon for, among other items, (i) certain prepetition obligations which GCEH has secured Bankruptcy Court authorization to satisfy; (ii) adequate protection payments; (iii) the fees, costs, and expenses of administering the Chapter 11 Cases; and (iv) working capital and other general corporate needs of GCEH in the ordinary course of business.

GCEH’s obligations under the proposed DIP Facilities will be guaranteed by each U.S. subsidiary of GCEH. In addition, subject to Bankruptcy Court approval, the claims of the DIP Lenders will be (i) entitled to superpriority administrative expense claim status, subject to certain customary exclusions in the credit documentation, and (ii) secured by perfected senior security interests and liens on certain property of the Company, subject to a certain exclusions and exceptions carve outs.

The foregoing descriptions of the DIP Facilities and DIP Commitments do not purport to be complete and are qualified in their entirety by reference to the exhibits to the Restructuring Term Sheet.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

●	Approximately $39.1 million of borrowings (plus any accrued but unpaid interest, fees, and premiums in respect thereof) under the RCF Credit Agreement;

●	Approximately $1,096.3 million of borrowings (plus any accrued but unpaid interest, fees and premiums in respect thereof) under Term Loan Credit Agreement;

●	Approximately $49.4 million of borrowings (plus any accrued but unpaid interest in respect thereof) under that certain Credit Agreement, dated as of May 4, 2020, by and among BKRF HCB, LLC, a Delaware limited liability company, BKRF HCP, LLC, a Delaware limited liability company and GCEH, as assignee of Orion Energy Partners TP Agent, LLC;

●	Approximately $48.6 million of borrowings (plus any accrued but unpaid interest in respect thereof) under that certain Promissory Note, dated as of February 23, 2022, by and among Rosedale FinanceCo LLC, a Delaware limited liability company, as maker and GCEH as payee; and

●	Approximately $34.9 million of borrowings (plus any accrued but unpaid interest in respect thereof) under that certain Amended and Restated Promissory Note, dated as of June 25, 2024, by and among Sustainable Oils, Inc., a Delaware corporation, as maker and BKRF OCB, LLC, a Delaware limited liability company, as payee.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, any outstanding amounts (including in respect of principal and accrued interest) due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the commencement of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2025, the Compensation Committee and Board of Directors of GCEH approved the payment of one-time cash retention awards (“Retention Awards”) to certain of GCEH’s executive officers in the amounts set forth in the table below, which were paid pursuant to the terms of a retention award agreement (the “Retention Agreement”). The Retention Awards are subject to certain clawback provisions provided for in the Retention Agreement.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, the form of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Named Executive Officer	Retention Award
Noah Ananda Verleun	$282,875
Wade Adkins	$233,712
Antonio D’Amico	$262,175

Item 7.01 Regulation FD Disclosure.

Press Release

On April 16, 2025, GCEH issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. Other Events.

OTCQB Listing Status

On April 16, 2025, GCEH was notified by the OTC Markets Group Inc. (the “OTC Markets Group”) that its common stock would be moved from the OTC Markets Group’s OTCQB market to the OTC Pink Market, effective April 17, 2025 because the Company has filed for bankruptcy protection.

USDA Grant Program

As previously disclosed in the Current Report on Form 8-K filed on September 19, 2022, the United States Department of Agriculture (the “USDA”) selected GCEH for participation in the Partnerships for Climate-Smart Commodities grant program (the “Program”). On April 14, 2025, the USDA notified GCEH (along with several dozen recipients), it was terminating grants under the Program since USDA had determined it failed to meet new criteria under the Program and inviting GCEH (and others) to reapply for the Program.

Cautionary Note Regarding the Chapter 11 Cases

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. The Company expects that holders of the Company’s common stock will not receive distributions in the Chapter 11 Cases, and that the equity will be canceled under the Plan.

Cautionary Statement Regarding Forward Looking Statements

Certain of the matters discussed in this Current Report on Form 8-K which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending; the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of the restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the bankruptcy court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s recapitalization process or other pleadings filed that could prolong the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to distractions and uncertainties; the Company’s ability to comply with financing arrangements; the Company’s ability to maintain relationships with partners, suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the bankruptcy court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the restructuring and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; and other litigation and inherent risks involved in a bankruptcy process; the future production of the Company’s Bakersfield renewable fuels facility (the “Bakersfield Facility”); anticipated and unforeseen events which could reduce future production at the Bakersfield Facility or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Bakersfield Facility; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, including to pay amounts owed under the Company’s outstanding indebtedness under the Term Loan Credit Agreement, the Company’s ability to raise such capital in the future, and the terms of such funding, including dilution caused thereby; our plans to expand and execution of expanding GCEH’s camelina operations beyond North America; our plans for large scale cultivation of camelina as a nonfood-based feedstock and its use at our Bakersfield Facility; the future production of the Bakersfield Facility, including but not limited to, renewable diesel and conventional production and the breakdown between the two; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; the Company’s ability to comply with required covenants under outstanding senior notes and the Term Loan Credit Agreement and to pay amounts due under such senior notes and Term Loan Credit Agreement, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate, and retain additional personnel; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (“RINs”) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; macroeconomic pressures and general uncertainty regarding the overall future economic environment, the imposition of additional duties, tariffs, or trade restrictions on the importation of goods we use in connection with our business; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; expected and unexpected downtime at the Company’s facilities; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this Current Report on Form 8-K are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on GCEH’s future results. The forward-looking statements included in this press release are made only as of the date hereof. GCEH cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, GCEH undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by GCEH. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Restructuring Support Agreement, dated as of April 16, 2025, by and among Global Clean Energy Holdings, Inc., certain of its subsidiaries and the Consenting Stakeholders (as defined therein).
10.2†	Amended and Restated Supply and Offtake Agreement, dated as of April 17, 2025, by and between Bakersfield Renewable Fuels, LLC and Vitol Americas Corp.
10.3	Form of Retention Agreement, by and among Global Clean Energy Holdings, Inc. and a named executive officer of the Company.
99.1	Press Release, dated as of April 16, 2025, issued by Global Clean Energy Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

†	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10). The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2025	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer